                                                                 EXHIBIT h(3)(g)


                                 AMENDMENT NO. 6
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

         The Master Administrative Services Agreement (the "Agreement"), dated September 11, 2000, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Investment Funds, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                              AIM INVESTMENT FUNDS


PORTFOLIOS                                                              EFFECTIVE DATE OF AGREEMENT
----------                                                              ---------------------------
AIM Developing Markets Fund                                                  September 1, 2001
AIM Global Energy Fund                                                       September 1, 2001
AIM Global Financial Services Fund                                           September 11, 2000
AIM Global Health Care Fund                                                  September 1, 2001
AIM Global Science and Technology Fund                                       September 1, 2001
AIM Libra Fund                                                               November 1, 2002
AIM Strategic Income Fund                                                    September 1, 2001"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  February 28, 2003

                                                A I M ADVISORS, INC.


Attest:  /s/ LISA A. MOSS                       By:  /s/ MARK H. WILLIAMSON
         ------------------------------              ---------------------------
             Assistant Secretary                       Mark H. Williamson
                                                       President

(SEAL)

                                                AIM INVESTMENT FUNDS


Attest:  /s/ LISA A. MOSS                       By: /s/ ROBERT H. GRAHAM
         --------------------------------          ----------------------------
          Assistant Secretary                       Robert H. Graham
                                                    President

(SEAL)